UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     June 27, 2006
SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (216) 881-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On June 27, 2006, SIFCO Industries, Inc. (“Company”) received a notification from the American Stock Exchange (“Amex”), the national securities exchange that maintains principal listing for the Company’s common stock, of failure to satisfy certain of the Amex’s continued listing standards. Specifically, the Amex stated its belief that the Company’s Form 8-K filed May 15, 2006 with the U.S. Securities and Exchange Commission (“SEC”) was deficient because the Form 8-K failed to provide pro forma financial information related to the Company’s sale of the large aero portion of its turbine engine component repair business and certain related assets to SR Technics as required by Item 9.01(b)(1) of Form 8-K. The complete and accurate filing of reports required to be filed by the SEC is a condition for the Company’s continued listing on the Amex.
The Company is required to submit a plan to the Amex by July 27, 2006 advising the Amex of the actions the Company will take to bring the Company into compliance with sections 134 and 1101 of the Amex Company Guide by no later than September 30, 2006.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1    Press Release dated July 3, 2006
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: July 3, 2006	/s/ Frank A. Cappello

Frank A. Cappello Vice President — Finance and Chief Financial Officer (Principal Financial Officer)